CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-176976 on Form N-1A of our reports dated December 18, 2025, relating to the financial statements and financial highlights of First Trust RiverFront Dynamic Developed International ETF and First Trust RiverFront Dynamic Emerging Markets ETF, our reports dated December 22, 2025, relating to the financial statements and financial highlights of First Trust Preferred Securities and Income ETF and First Trust Institutional Preferred Securities and Income ETF, our reports dated December 23, 2025, relating to the financial statements and financial highlights of First Trust Managed Municipal ETF, First Trust Long/Short Equity ETF, and First Trust Emerging Markets Local Currency Bond ETF, each a series of First Trust Exchange-Traded Fund III, appearing in Form N-CSR of First Trust Exchange-Traded Fund III for the year ended October 31, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “AIFM Directive Disclosures”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 26, 2026